Exhibit 99.1

Riot Platforms Reports Second Quarter 2025 Financial Results, Current Operational and Financial Highlights

Riot Reports $219.5 million in Net Income and $495.3 million in Adjusted EBITDA

CASTLE ROCK, Colo., July 31, 2025 (GLOBE NEWSWIRE) -- Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), a Bitcoin-driven industry leader in the development of large-scale data centers for high performance computing and bitcoin mining applications, reported financial results for the three-month period ended June 30, 2025. The accompanying presentation materials are available on Riot’s website.

“I am pleased to announce Riot’s results for the second quarter of 2025,” said Jason Les, CEO of Riot. “Strong tailwinds in the price of bitcoin contributed to Riot achieving a record $219.5 million in net income and $495.3 million in adjusted EBITDA, representing exceptionally strong results for the quarter.

“We are immensely proud of our evolution over the past several years, having built world-class capabilities in power procurement, Bitcoin mining at global scale, and infrastructure engineering, culminating in a strong position to control our destiny and maximize shareholder value. Our strategy centers on optimizing our ready-for-service power portfolio – anchored by flagship sites in Rockdale and Corsicana – while progressively shifting capacity toward high-value data centers, bolstered by our addition of hyperscale expertise through recent hires, in particular Jonathan Gibbs as Chief Data Center Officer. With a robust balance sheet, battle-hardened teams, and significant access to capital markets, we are uniquely positioned at the intersection of surging high performance computing demand and Bitcoin growth to maximize utilization of our significant power capacity, expand thoughtfully, and drive compelling long-term value for our shareholders.”

Second Quarter 2025 Financial and Operational Highlights

Key financial and operational highlights for the second quarter include:

●	Total revenue of $153.0 million, as compared to $70.0 million for the same three-month period in 2024. The increase was primarily driven by a $85.1 million increase in Bitcoin Mining revenue.
●	Produced 1,426 bitcoin, as compared to 844 during the same three-month period in 2024.
●	The average cost to mine bitcoin, excluding depreciation, was $48,992 in the quarter, as compared to $25,329 per bitcoin in the same three-month period in 2024. The increase was primarily driven by the block subsidy ‘halving’ event, which occurred in April 2024, and a 45% increase in the average global network hash rate as compared to the same period in 2024.
●	Bitcoin Mining revenue of $140.9 million for the quarter, as compared to $55.8 million for the same three-month period in 2024, primarily driven by higher average bitcoin prices and an increase in operational hash rate, partially offset by the block subsidy ‘halving’ event and an increase in the average global network hash rate.
●	Engineering revenue of $10.6 million for the quarter, as compared to $9.6 million for the same three-month period in 2024. Riot has benefited from $18.5 million in capex savings alone since the acquisition of ESS Metron in December 2021, representing a key advantage of the Company’s vertical integration strategy.

●	Maintained industry-leading financial position, with $141.1 million in working capital, including $255.4 million in unrestricted cash on hand, $74.9 million in restricted cash, and $62.5 million in marketable equity securities.
●	Held 19,273 bitcoin (of which 3,300 is currently held as collateral), equating to approximately $2.1 billion based on a market price for one bitcoin on June 30, 2025, of $107,174.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical engineering and fabrication operations in Denver, Colorado, and Houston, Texas.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements relating to the Company’s development of its facilities and the Company’s plans, projections, objectives, expectations, and intentions about future events and trends that it believes may affect the Company’s financial condition, results of operations, business strategy, short-term and long- term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: risks related to the Company’s growth, the anticipated demand for AI/HPC uses, the feasibility of developing the Company’s power capacity for AI/HPC uses, competition in the markets in which the Company operates, market growth, the Company’s ability to innovate and expand into new markets, the Company’s ability to realize benefits from its implementation of new strategies into its business, estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the development of our mining facilities in Texas, Kentucky and elsewhere; our expected schedule of new miner deliveries; our access to electrical power; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; our megawatt capacity under development; risks related to the Company’s inability to realize the anticipated benefits from immersion cooling; the inability to integrate acquired businesses successfully, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; or the failure of the Company to otherwise realize anticipated efficiencies and strategic and financial benefits from our business strategies. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward- looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Investor Contact:
Phil McPherson
303-794-2000 ext. 110

IR@Riot.Inc

Media Contact:
Alexis Brock
303-794-2000 ext. 118
PR@Riot.Inc

Non-U.S. GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a performance measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We exclude impairments and gains or losses on sales or exchanges of Bitcoin from our calculation of Adjusted EBITDA for all periods presented.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiency from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, net income, the most comparable measure under GAAP for Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss)	$219,454	$(84,449)	$(76,913)	$127,328
Interest income	(3,334)	(8,466)	(6,731)	(16,655)
Interest expense	6,093	314	8,401	698
Income tax expense (benefit)	320	55	757	33
Depreciation and amortization	83,197	37,326	161,123	69,669
EBITDA	305,730	(55,220)	86,637	181,073

Adjustments:
Stock-based compensation expense	30,120	32,135	59,696	64,135
Acquisition-related costs	111	—	187	—
Change in fair value of derivative asset	42,747	(27,484)	853	(47,716)
Change in fair value of contingent consideration	(9,390)	—	(17,642)	—
Loss (gain) on equity method investment - marketable securities	(6,143)	(24,462)	57,095	(24,462)
Loss (gain) on sale/exchange of equipment	350	68	479	68
Casualty-related charges (recoveries), net	(119)	(187)	(119)	(2,487)
Loss on contract settlement	158,137	—	158,137	—
Gain on acquisition post-close dispute settlement	(26,007)	—	(26,007)	—
Other (income) expense	(244)	(33)	(337)	(41)
License fees	(24)	(24)	(48)	(48)
Adjusted EBITDA	$495,268	$(75,207)	$318,931	$170,522

The Company defines Cost to Mine as the cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Cost of power for self-mining operations	$62,170	$26,465	$123,999	$54,463
Other direct cost of revenue for self-mining operations(1)(2), excluding bitcoin miner depreciation	16,005	8,810	28,994	17,361
Cost of revenue for self-mining operations, excluding bitcoin miner depreciation	78,175	35,275	152,993	71,824
Less: power curtailment credits(3)	(8,313)	(13,897)	(16,114)	(19,028)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding bitcoin miner depreciation	69,862	21,378	136,879	52,796
Bitcoin miner depreciation(4)(5)	60,252	26,377	117,314	48,816
Cost of revenue for self-mining operations, net of power curtailment credits, including bitcoin miner depreciation	$130,114	$47,755	$254,193	$101,612

Quantity of bitcoin mined	1,426	844	2,956	2,208
Production value of one bitcoin mined(6)	$98,800	$66,069	$95,991	$57,591

Cost to mine one bitcoin, excluding bitcoin miner depreciation	$48,992	$25,329	$46,305	$23,911
Cost to mine one bitcoin, excluding bitcoin miner depreciation, as a % of production value of one bitcoin mined	49.6%	38.3%	48.2%	41.5%

Cost to mine one bitcoin, including bitcoin miner depreciation	$91,244	$56,582	$85,992	$46,020
Cost to mine one bitcoin, including bitcoin miner depreciation, as a % of production value of one bitcoin mined	92.4%	85.6%	89.6%	79.9%